ASB Bancorp, Inc. Announces Date of 2012 Annual Meeting of Stockholders

ASHEVILLE, N.C., Feb. 10, 2012 /PRNewswire/ -- ASB Bancorp, Inc. (Nasdaq: ASBB) today announced that its annual meeting of stockholders will be held on Thursday, May 24, 2012.

(Logo: http://photos.prnewswire.com/prnh/20111031/CL96775LOGO )

ASB Bancorp, Inc. is a North Carolina corporation with one wholly-owned subsidiary, Asheville Savings Bank, S.S.B. The Bank is a North Carolina chartered savings bank with a community focus offering traditional financial services through 13 full-service banking centers located in Buncombe, Madison, McDowell, Henderson, and Transylvania counties in Western North Carolina.

Contact:	Suzanne S. DeFerie
President and Chief Executive Officer
ASB Bancorp, Inc.
11 Church Street
Asheville, North Carolina 28801
(828) 254-7411